Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 15, 2017 in the Registration Statement (Form F-1 No. 333-220289) and related Prospectus of Nightstar Therapeutics plc dated September 15, 2017.

Ernst & Young LLP

/s/ Ernst & Young LLP

Cambridge, England

September 15, 2017